CSP INC.

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT
2015 STOCK INCENTIVE PLAN

This Restricted Stock Agreement (“Agreement”) is made and entered into as of the Award Date (as defined hereinafter) by and between CSP Inc., a Massachusetts corporation (the “Company”), and       (the “Recipient”).

This Agreement is and shall be subject in every respect to the provisions of the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by this reference and made a part hereof. The Recipient acknowledges that this Agreement shall be subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) shall be final, binding and conclusive upon the Recipient and his or her heirs and legal representatives. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Plan.

In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Grant and Acceptance of Award. The Committee has authorized an award (the “Award”) of       shares (the “Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”), at no cost to the Recipient, upon the terms and conditions set forth herein and in the Plan, subject to acceptance by the Recipient of the Award on or before      . By signing and dating this Agreement, the Recipient hereby accepts the Award as of the date set forth below his name on the signature page hereof (the “Award Date”). If the Recipient does not sign this Agreement by the date set forth in the second preceding sentence, the Award shall be null and void. On the Award Date, the Company shall issue the Shares to the Recipient in consideration of the Recipient’s present and future service to the Company, subject to the terms and conditions set forth in this Agreement,
2.    Custody of Shares; Legend. A stock certificate initially representing the Shares shall be issued in the name of the Recipient and shall be delivered to the Secretary of the Company. The stock certificate shall bear a restrictive legend in substantially the following form:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERRABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT OF THE COMPANY DATED      . ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE AGREEMENT MAY BE OBTAINED FREE OF CHARGE FROM THE SECRETARY OF THE COMPANY.”

3.    Stock Powers and Beneficiary. Simultaneously with the execution and delivery of this Agreement, the Recipient has executed and delivered to the Secretary of the Company a stock power (endorsed in blank) in the form of Exhibit A hereto with respect to the Shares and hereby authorizes the Secretary to deliver to the Company any and all of the Unvested Shares (as defined hereinafter) that are forfeited pursuant to the provisions of this Agreement.

4.    Vesting; Transferability. Unless forfeited prior to vesting, the Shares shall vest, and become “Vested Shares,” pursuant to the vesting schedule set forth in Exhibit B hereto. Unvested Shares are not transferable except to the Company, as provided in this Agreement.
5.    Forfeiture of Unvested Shares. In the event that the Recipient ceases to be a director of the Company for any reason or no reason, including without limitation resignation, death, Disability, Normal Retirement, for Cause or without Cause (“Termination”), all of the Shares that have not become “Vested Shares” as of the date of Termination in accordance with the vesting schedule set forth in Exhibit B hereto (any such shares, “Unvested Shares”), and any and all rights in such Unvested Shares, shall immediately be transferred to the Company pursuant to Section 8 below, and as of the date of Termination the Recipient shall have no further rights with respect to such Unvested Shares.
6.    Voting Rights and Dividends. The Recipient shall have all of the voting rights and rights to receive dividends attributable to the Shares issued to him, without regard to whether the Shares are Vested Shares or Unvested Shares.
7.    Vested Shares - Removal of Restrictions. As Shares become Vested Shares, a stock certificate or certificates representing such Vested Shares shall be prepared without the restrictive legend set forth in Section 2 hereof, and the Secretary of the Company shall deliver to the Recipient such certificate or certificates, representing such Vested Shares, free and clear of all such restrictions.
8.    Transfer of Unvested Shares to Company.

(a)    Upon Termination, or as soon as practicable thereafter: (i) the Secretary, on behalf of the Recipient, shall tender to the Company at its principal offices the stock certificate or certificates representing the Unvested Shares, duly endorsed in blank by the Recipient or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of the Unvested Shares to the Company, or (ii) if the Shares were issued to the Recipient in uncertificated form, transfer of the Unvested Shares to the Company pursuant to this Section 8 shall be recorded on the books of the Company.

(b)    From and after the date of Termination, the Company shall not pay any dividend to the Recipient on account of such Unvested Shares or permit the Recipient to exercise any of the privileges or rights as a stockholder with respect to the Unvested Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Unvested Shares.

(c)    No amount shall be payable to the Recipient with respect to Unvested Shares transferred to the Company pursuant to this Section 8.

9.    No Recognition of Transfer of Unvested Shares. The Company shall not be required to transfer on its books any of the Unvested Shares which shall have purportedly been sold or transferred in violation of any of the provisions set forth in this Agreement, nor shall the Company be required to treat as owner of such Shares, or to pay dividends to, any transferee to whom any such Shares shall purportedly have been so sold or transferred. Any such transfer or attempted transfer shall be null and void.

10. Change of Control. Section 13 of the Plan shall govern treatment of the Shares in the event of a change of control.

11. Taxes and Section 83(b) Requirements. The Company and the Recipient shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to the Shares. The Recipient understands and agrees that he shall be fully liable for any income and employment taxes owed by him with regard to issuance of the Shares, whether owed at the time of transfer pursuant to the Recipient having made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”), or at the time that the Shares vest pursuant to the vesting schedule set forth in Exhibit B hereto. The Company’s obligation to issue the Shares shall be subject to the Recipient’s satisfaction of any federal, state and local income and employment tax withholding requirements. With respect to Section 83 (or any comparable successor provision) of the United States Internal Revenue Code, the Recipient acknowledges and agrees that he is familiar with the provisions of Section 83, that he understands that within thirty (30) days of the Award Date he has the right to file, and is solely responsible for filing, an 83(b) election with respect to the federal income tax treatment of the Shares, and that he has consulted his personal tax advisor about the tax consequences of the Shares to him.

12.    Section 16 Requirements. If the Recipient is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), then the Recipient acknowledges and agrees that the he is obligated to, and will, file a report concerning his acquisition of the Shares, and/or his forfeiture of the Shares, or any of them, with the U.S. Securities and Exchange Commission.

13. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Recipient shall be in writing, shall be deemed to have been made if delivered in hand, sent by e-mail that is acknowledged by the Recipient by return e-mail, sent by nationally recognized courier service by means of overnight delivery with confirmation of delivery by the service, sent by facsimile with proof of confirmation of delivery, or sent by regular U.S. mail, postage prepaid, by the Company to the Recipient in each case at the address or facsimile telephone number of the Recipient in the records of the Company.

14. Binding Effect and Governing Law. This Agreement shall be (a) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (b) governed and construed under the laws of The Commonwealth of Massachusetts.

15. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

16.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

17. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

18.    No Right to Board Seat or to Employment. Nothing contained in this Agreement shall be construed as giving the Recipient any right to be retained in any position as a director or employee of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CSP INC.

By: ____________________________
Title:

Accepted:

_______________________________

Dated:
(“Award Date”)

Exhibit A

Form of Stock Power

FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto CSP INC. , ______________ shares of the Common Stock of CSP Inc. standing in the name of the stockholder named above on the books of said corporation and evidenced by Certificate No. ____ representing an aggregate of ______________ shares of such stock herewith, and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of and within named Corporation with full power of substitution in the premises.
Dated: ______________________
In Presence of
____________________________
Signature
___________________________
NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Exhibit B

Vesting Schedule
The Restricted Stock shall vest at the rate of ¼ each year if the participant remains on continuously employed with the Company through 5:00 p.m., local East Coast Time, on the date that is the first anniversary of the Award Date (see schedule below). Once vested pursuant to the terms of this Section 4, the Restricted Stock shall be deemed “Vested Stock.”

Vesting Schedule: